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                                PRELIMINARY COPY

                 SUBJECT TO COMPLETION, DATED FEBRUARY ___, 2000

                           VESTCOM INTERNATIONAL, INC.


THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VESTCOM INTERNATIONAL, INC. ("VESTCOM") IN OPPOSITION TO THE CONSENT SOLICITATION BY HARISH K. CHOPRA AND TIMETRUST, INC. (the "OUTSIDERS").

The undersigned, a holder of shares of common stock, par value $0.01 per share, of Vestcom, is acting with respect to all the shares of common stock of Vestcom held by the undersigned, and hereby revokes any and all consents that the undersigned may have given in respect of the following proposals submitted by the Outsiders:

        [X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

        THE BOARD OF DIRECTORS OF VESTCOM UNANIMOUSLY RECOMMENDS THAT YOU VOTE "REVOKE CONSENT" ON EACH PROPOSAL SET FORTH BELOW. PLEASE SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD TODAY.


          1. Remove five (Joel Cartun, Brendan Keating, Fred S. Lafer, Robert J. Levenson, and Richard D. White) of the seven current Vestcom directors (other than Stephen R. Bova and Leonard J. Fassler) and remove any other director elected or appointed to the Vestcom Board before the effective date of this shareholder action other than the five nominees hand-picked by the Outsiders.

[_] REVOKE CONSENT       [_] DO NOT REVOKE CONSENT              [_] ABSTAIN


                   INSTRUCTIONS: To revoke consent, withhold revocation of consent or abstain from revoking your consent to the removal of all the persons named in the above proposal, check the appropriate box. If you wish to revoke the consent to the removal of certain of the persons named above, but not all of them, check the "Revoke Consent" box and write the name of each such person as to whom you do not wish to revoke consent (i.e., the persons you want removed) in the following space:
                   ____________________________________________________________
                   ______________________________ .


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         2. Amend Section 3.7 of Article III of the Vestcom By-Laws to provide that any vacancy or vacancies on the Vestcom Board created as a result of the removal of any of the current directors by Vestcom's shareholders may be filled only by a majority vote of Vestcom's shareholders.

[_] REVOKE CONSENT           [_] DO NOT REVOKE CONSENT             [_] ABSTAIN


          3. Amend Section 3.2 of Article III of the Vestcom By-Laws to set the number of directors of Vestcom at seven.

[_] REVOKE CONSENT           [_] DO NOT REVOKE CONSENT             [_] ABSTAIN


         4. Elect the five nominees hand-picked by the Outsiders (Harish K. Chopra, Howard April, Parker S. Kennedy, Frank E. Raab, Robert J. Verrilli) to serve as directors of Vestcom (or, if any of those five nominees is unable to serve as a director of Vestcom, any other person designated as a nominee by the remaining nominee or nominees).

[_] REVOKE CONSENT           [_] DO NOT REVOKE CONSENT            [_] ABSTAIN


                   INSTRUCTIONS: To revoke consent, withhold revocation of consent or abstain from revoking your consent to the election of all the persons named in the above proposal, check the appropriate box. If you wish to revoke the consent to the election of certain of the persons named above, but not all of them, check the "Revoke Consent" box and write the name of each such person as to whom you do not wish to revoke consent (i.e., the persons you want elected) in the following space:
                   ___________________________________________________________
                   ___________________________________ .


         5. Repeal any amendment to the Vestcom By-Laws that is adopted by the current Vestcom Board after December 16, 1999 and before these proposals become effective and the nominees are seated.

[_] REVOKE CONSENT        [_] DO NOT REVOKE CONSENT                [_] ABSTAIN

Note: The Outsiders have imposed the following condition on the adoption of their Proposals: unless Proposals 1 and 4 are approved, none of the other Proposals will become effective.



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IF NO DIRECTION IS MADE WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS,
OR IF YOU MARK EITHER THE "REVOKE CONSENT" OR "ABSTAIN" BOX WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, THIS REVOCATION OF CONSENT WILL REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO SUCH PROPOSALS.

Dated:____________________

                                     ------------------------------------------
                                     Signature


                                     ------------------------------------------
                                     Signature, if held jointly


                                     ------------------------------------------
                                     Title of Authority


Please sign exactly as your name appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. Please sign, date and mail your Revocation of Consent promptly in the enclosed postage-paid envelope.

If you have any questions or need assistance, please contact Georgeson Shareholder Communications Inc., which is assisting Vestcom in this solicitation of consent revocations. Call toll free: (800) 223-2064.